EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Harsco Retirement Savings and Investment Plan
Camp Hill, PA

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-114958) of Harsco Corporation of our report dated June 21, 2017, relating to the financial statements and supplemental schedule of Harsco Retirement Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania
June 21, 2017